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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement No. 333-54392 of Shurgard Storage Centers, Inc. on Form S-3/A of our report dated February 8, 2001 (February 28, 2001, as to Note
Q), appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Shurgard Storage Centers, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


Seattle, Washington
August 21, 2001